TTM Technologies, Inc., Q3’21	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Third Quarter 2021 Results

Santa Ana, CA – October 27, 2021– TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components and assemblies manufacturer, today reported results for the third quarter of fiscal 2021, which ended on September 27, 2021.

Third Quarter 2021 Highlights

•	Net sales were $556.8 million

•	GAAP net income of $21.0 million, or $0.19 per diluted share

•	Non-GAAP net income was $36.5 million, or $0.34 per diluted share

•	Repurchased 2.11 million shares of common stock for $28.9 million at an average price of $13.71 per share

Third Quarter 2021 Financial Results

Net sales for the third quarter of 2021 were $556.8 million, compared to $513.6 million from continuing operations in the third quarter of 2020.

GAAP operating income for the third quarter of 2021 was $32.2 million. This compares to GAAP operating loss of $40.3 million from continuing operations in the third quarter of 2020, inclusive of a goodwill impairment charge of $69.2 million.

GAAP net income for the third quarter of 2021 was $21.0 million, or $0.19 per diluted share, compared to net loss of $61.5 million, or ($0.58) per diluted share from continuing operations in the third quarter of 2020.

On a non-GAAP basis, net income for the third quarter of 2021 was $36.5 million, or $0.34 per diluted share. This compares to non-GAAP net income of $26.8 million, or $0.25 per diluted share from continuing operations in the third quarter of 2020.

Adjusted EBITDA in the third quarter of 2021 was $68.6 million, or 12.3 percent of net sales, compared to adjusted EBITDA of $67.2 million, or 13.1 percent of net sales, from continuing operations, in the third quarter of 2020.

“In the third quarter, TTM delivered revenue and non-GAAP earnings within the previously guided range despite labor and production inefficiencies in North America and tight supply conditions globally for certain raw materials. Results were led by strong year on year growth from the automotive and data center computing end markets and strength from the medical, industrial and instrumentation end market,” said Tom Edman, CEO of TTM.

Business Outlook

In the fourth quarter, further increases in labor and raw materials costs, along with potential power rationing in China, are expected to negatively affect profitability. As a result, TTM estimates that revenue for the fourth quarter of 2021 will be in the range of $530 million to $570 million, and non-GAAP net income will be in the range of $0.28 to $0.34 per diluted share.

TTM Technologies, Inc., Q3’21	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2021 results and the fourth quarter 2021 outlook on Wednesday, October 27th, 2021 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-263-0877 or international 323-794-2094 (ID 8701149). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products and raw materials used in TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM Technologies, Inc., Q3’21	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow –

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Third Quarter		First Three Quarters
	2021	2020	2021	2020
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$556,784	$513,576	$1,650,599	$1,581,520
Cost of goods sold	463,605	424,298	1,375,910	1,310,470

Gross profit	93,179	89,278	274,689	271,050

Operating expenses:
Selling and marketing	15,858	15,895	46,745	48,033
General and administrative	32,146	27,998	91,075	95,646
Research and development	4,423	5,223	13,075	15,166
Amortization of definite-lived intangibles	8,274	10,126	26,837	29,249
Restructuring charges	243	1,088	4,034	14,830
Impairment of goodwill	—	69,200	—	69,200

Total operating expenses	60,944	129,530	181,766	272,124

Operating income (loss)	32,235	(40,252)	92,923	(1,074)
Interest expense	(11,147)	(20,204)	(33,615)	(58,557)
Loss on extinguishment of debt	—	—	(15,217)	—
Other, net	2,525	(2,316)	5,338	641
Income (loss) from continuing operations before income taxes	23,613	(62,772)	49,429	(58,990)
Income tax (provision) benefit	(2,655)	1,300	(3,402)	3,644

Net income (loss) from continuing operations	20,958	(61,472)	46,027	(55,346)
Income from discontinued operations, net of income taxes	—	20,021	—	193,921

Net income (loss)	$20,958	$(41,451)	$46,027	$138,575

Earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$0.20	$(0.58)	$0.43	$(0.52)
Basic earnings per share from discontinued operations	—	0.19	—	1.83

Basic earnings (loss) per share	$0.20	$(0.39)	$0.43	$1.31

Diluted earnings (loss) per share from continuing operations	$0.19	$(0.58)	$0.42	$(0.52)
Diluted earnings per share from discontinued operations	—	0.19	—	1.83

Diluted earnings (loss) per share	$0.19	$(0.39)	$0.42	$1.31

Weighted-average shares used in computing per share amounts:
Basic	107,098	106,729	106,917	106,130
Diluted	108,345	106,729	108,839	106,130
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	107,098	106,729	106,917	106,130
Dilutive effect of warrants	—	—	267	—
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,247	—	1,655	—

Diluted shares	108,345	106,729	108,839	106,130

SELECTED BALANCE SHEET DATA

	September 27, 2021	December 28, 2020
Cash and cash equivalents, including restricted cash	$529,816	$451,565
Accounts and notes receivable, net	388,233	381,105
Contract assets	325,774	273,256
Inventories	140,055	115,651
Total current assets	1,423,348	1,248,758
Property, plant and equipment, net	669,736	650,435
Operating lease right of use asset	16,794	24,340
Other non-current assets	937,753	972,411
Total assets	3,047,631	2,895,944
Accounts payable	$386,705	$327,102
Total current liabilities	567,442	518,046
Debt, net of discount	926,922	842,853
Total long-term liabilities	1,013,600	933,889
Total equity	1,466,589	1,444,009
Total liabilities and equity	3,047,631	2,895,944

SUPPLEMENTAL DATA

	Third Quarter		First Three Quarters
	2021	2020	2021	2020
Gross margin	16.7%	17.4%	16.6%	17.1%
Operating margin	5.8%	(7.8)%	5.6%	(0.1)%
End Market Breakdown, excludes Mobility:
	Third Quarter
	2021	2020
Aerospace/Defense	31%	36%
Automotive	18%	14%
Data Center Computing	14%	12%
Medical/Industrial/Instrumentation	20%	19%
Networking/Communications	16%	18%
Other	1%	1%
Stock-based Compensation:
	Third Quarter
	2021	2020
Amount included in:
Cost of goods sold	$1,284	$1,173
Selling and marketing	731	557
General and administrative	2,542	2,705
Research and development	387	44

Total stock-based compensation expense	$4,944	$4,479

Operating Segment Data:
	Third Quarter
Net sales:	2021	2020
PCB	$541,118	$481,311
RF&S Components	15,666	11,742
Other[1]	—	20,523

Total net sales	$556,784	$513,576

Operating segment income:
PCB	$61,424	$65,179
RF&S Components	6,537	(66,098)
Corporate & Other[1]	(26,068)	(27,823)

Total operating segment income (loss)	41,893	(28,742)
Amortization of definite-lived intangibles	(9,658)	(11,510)

Total operating income (loss)	32,235	(40,252)
Total other expense	(8,622)	(22,520)

Income (loss) from continuing operations before income taxes	$23,613	$(62,772)

RECONCILIATIONS2

	Third Quarter		First Three Quarters
	2021	2020	2021	2020

Non-GAAP gross profit reconciliation[3] :
GAAP gross profit from continuing operations	$93,179	$89,278	$274,689	$271,050
Add back item:
Amortization of definite-lived intangibles	1,384	1,384	4,151	4,151
Accelerated depreciation	—	2,539	—	4,936
Stock-based compensation	1,284	1,173	3,310	2,643
Unrealized loss on commodity hedge	164	—	65	—
Restructuring and other charges	—	—	254	—

Non-GAAP gross profit	$96,011	$94,374	$282,469	$282,780

Non-GAAP gross margin	17.2%	18.4%	17.1%	17.9%
Non-GAAP operating income reconciliation[4]:
GAAP operating income (loss) from continuing operations	$32,235	$(40,252)	$92,923	$(1,074)
Add back items:
Amortization of definite-lived intangibles	9,658	11,510	30,988	33,400
Accelerated depreciation	—	2,940	—	5,694
Stock-based compensation	4,944	4,479	12,503	11,961
(Gain) on sale of assets	—	—	(421)	—
Unrealized loss on commodity hedge	164	—	65	—
Impairments, restructuring, acquisition-related and other charges	699	68,270	4,550	84,139

Non-GAAP operating income	$47,700	$46,947	$140,608	$134,120

Non-GAAP operating margin	8.6%	9.1%	8.5%	8.5%
Non-GAAP net income and EPS reconciliation[5]:
GAAP net income (loss) from continuing operations	$20,958	$(61,472)	$46,027	$(55,346)
Add back items:
Amortization of definite-lived intangibles	9,658	11,510	30,988	33,400
Accelerated depreciation	—	2,940	—	5,694
Stock-based compensation	4,944	4,479	12,503	11,961
Non-cash interest expense	540	7,332	1,613	14,489
(Gain) on sale of assets	—	(199)	(991)	(706)
Change in fair value of warrant liabilities	(2,669)	—	(3,868)	—
Loss on extinguishment of debt	—	—	15,217	—
Unrealized loss on commodity hedge	164	—	65	—
Impairments, restructuring, acquisition-related and other charges	699	68,270	4,550	84,139
Income taxes[6]	2,246	(6,081)	(4,263)	(17,188)

Non-GAAP net income	$36,540	$26,779	$101,841	$76,443

Non-GAAP earnings per diluted share	$0.34	$0.25	$0.94	$0.72

Adjusted EBITDA reconciliation[7] :
GAAP net income (loss) from continuing operations	$20,958	$(61,472)	$46,027	$(55,346)
Add back items:
Income tax provision (benefit)	2,655	(1,300)	3,402	(3,644)
Interest expense	11,147	20,204	33,615	58,557
Amortization of definite-lived intangibles	9,658	11,510	30,988	33,400
Depreciation expense	20,994	25,669	63,711	75,797
Stock-based compensation	4,944	4,479	12,503	11,961
(Gain) on sale of assets	—	(199)	(991)	(706)
Change in fair value of warrant liabilities	(2,669)	—	(3,868)	—
Loss on extinguishment of debt	—	—	15,217	—
Unrealized loss on commodity hedge	164	—	65	—
Impairments, restructuring, acquisition-related and other charges	699	68,270	4,550	84,139

Adjusted EBITDA	$68,550	$67,161	$205,219	$204,158

Adjusted EBITDA margin	12.3%	13.1%	12.4%	12.9%

Free cash flow reconciliation[8] :
Operating cash flow	$18,599	$84,776	$114,263	$192,223
Capital expenditures, net	(19,766)	(29,067)	(61,069)	(74,338)

Free cash flow	$(1,167)	$55,709	$53,194	$117,885

[1]	Other represents the SH E-MS and SZ results.
[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, unrealized loss on commodity hedge, restructuring and other charges.

[4]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, gain on sale of assets, unrealized loss on commodity hedge, impairment of goodwill, restructuring, acquisition-related costs, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized loss on commodity hedge, impairment of goodwill, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized loss on commodity hedge, impairment of goodwill, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[8]	Free Cash Flow in 2020 has been restated to exclude the Mobility business which was sold in Q2 of 2020.